UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K/A
Amendment No. 1
CURRENT REPORT PURSUANT TO SECTION 13 or 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
October 13, 2011
Euronet Worldwide, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31648 (Commission File Number)	74-2806888 (I.R.S. Employer Identification No.)

3500 College Boulevard Leawood, Kansas	66211
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (913) 327-4200
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A is being filed as an Amendment (this “Amendment No. 1”) to the Current Report on Form 8-K filed by Euronet Worldwide, Inc. (the “Company”) with the Securities and Exchange Commission on May 24, 2011 (the “Original Filing”). The sole purpose of this Amendment No. 1 is to disclose the determination by the Company's Board of Directors regarding the frequency with which the stockholders will have a non-binding advisory vote on executive compensation. No other changes have been made to the Original Filing other than to provide the disclosure set forth in this Amendment No. 1.

Item 5.07 Submission of Matters to a Vote of Security Holders.

(d) On May 18, 2011, at the 2011 Annual Meeting of Stockholders of the Company, the stockholders voted on, among other matters, an advisory proposal regarding the frequency of holding future advisory votes on executive compensation. As previously reported in the Original Filing, a majority of the Company's stockholders voted, on an advisory basis, in favor of holding an annual advisory vote on the Company's executive compensation.

Consistent with the stated preference of the Company's stockholders, the Board of Directors of the Company has determined that the Company will include an advisory vote on executive compensation in the Company's proxy materials on an annual basis, until such time as another advisory vote is held on the frequency of such non-binding advisory votes on executive compensation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EURONET WORLDWIDE, INC.

By: /s/ Jeffrey B. Newman
Jeffrey B. Newman
Executive Vice President and General Counsel
 Date: October 13, 2011